UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

On August 15, 2013, Prologis, Inc.’s (the “Company”) operating partnership Prologis, L.P. (the “Operating Partnership”) issued $400,000,000 aggregate principal amount of its 2.750% notes due 2019 (the “2019 Notes”) and $850,000,000 aggregate principal amount of its 4.250% notes due 2023 (the “2023 Notes” and, together with the 2019 Notes, the “Notes”). The Notes are being issued under an indenture dated as of June 8, 2011 (the “Base Indenture”), among the Company, the Operating Partnership and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture, dated as of June 8, 2011, the second supplemental indenture, dated as of June 8, 2011, the third supplemental indenture, dated as of June 8, 2011, the fourth supplemental indenture, dated as of June 8, 2011 and the fifth supplemental indenture, dated as of August 15, 2013 (the Base Indenture as so supplemented, the “Indenture”).

In connection with the issuance of the Notes, the Company and the Operating Partnership entered into the fifth supplemental indenture (the “Fifth Supplemental Indenture”) with U.S. Bank National Association, as trustee, which amended the definition of Total Unencumbered Assets under the Base Indenture. The amendments set forth in the Fifth Supplemental Indenture will apply to the Notes and to future issuances of debt securities under the Indenture, unless the Indenture is further modified or supplemented with respect to any series of debt securities.

The 2019 Notes will bear interest at a rate of 2.750% per annum and mature on February 15, 2019. The 2023 Notes will bear interest at a rate of 4.250% per annum and mature on August 15, 2023. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2014. The Notes are senior unsecured obligations of the Operating Partnership and are fully and unconditionally guaranteed by the Company.

The Notes will be redeemable in whole at any time or in part from time to time, at the option of the Operating Partnership, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 20 basis points, in the case of the 2019 Notes, and basis 25 points, in the case of the 2023 Notes. Notwithstanding the foregoing, if the 2019 Notes are redeemed on or after January 15, 2019, or the 2023 Notes are redeemed on or after May 15, 2023, the redemption price will be 100% of the principal amount of the applicable series of Notes to be redeemed.

The Indenture governing the Notes restricts, among other things, the Operating Partnership’s ability to incur additional indebtedness and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets.

The Notes are being issued pursuant to a Registration Statement on Form S-3 (File No. 333-177112) that the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “SEC”), including a final prospectus supplement, dated August 8, 2013, together with the accompanying base prospectus, dated December 20, 2012 (collectively, the “Prospectus”). The description of the Notes set forth above is only a summary and is qualified in its entirety by the more detailed description of the terns of the Notes set forth in such Registration Statement and the Prospectus, as well as the Indenture and the forms of the Notes which are filed as exhibits to such Registration Statement. The description of the Fifth Supplemental Indenture set forth above is only a summary and is qualified in its entirety by the more detailed description of the Fifth Supplemental Indenture set forth in the Prospectus and the Fifth Supplemental Indenture which is filed as an exhibit to such Registration Statement. The Company and the Operating Partnership are filing the Fifth Supplemental Indenture, the forms of the Notes and certain other exhibits with this Current Report of Form 8-K as exhibits to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of August 15, 2013, among Prologis, Inc., Prologis, L.P. and U.S. Bank National Association

4.2	Officers’ Certificate related to the 2.750% Notes due 2019

4.3	Officers’ Certificate related to the 4.250% Notes due 2023

4.4	Form of 2.750% Notes due 2019

4.5	Form of 4.250% Notes due 2023

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: August 15, 2013	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel and Assistant Secretary

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: August 15, 2013	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of August 15, 2013, among Prologis, Inc., Prologis, L.P. and U.S. Bank National Association

4.2	Officers’ Certificate related to the 2.750% Notes due 2019

4.3	Officers’ Certificate related to the 4.250% Notes due 2023

4.4	Form of 2.750% Notes due 2019

4.5	Form of 4.250% Notes due 2023

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)